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                                                                    EXHIBIT 23.1

                       CONSENT OF PEDERSEN & HOUPT, P.C.



     Pedersen & Houpt, P.C. hereby consents to all references made to it in Amendment No. 2 to the Registration Statement on Form S-1 of America's Home Page, Inc., as filed with the Securities and Exchange Commission on July 8, 1999.


                                   /s/ Pedersen & Houpt, P.C.


Pedersen & Houpt, P.C.
Chicago, Illinois
July 8, 1999